Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-213254 on Form S-8 and Registration Nos. 333-219359 and 333-220944 on Form S-3 of our report dated December 19, 2017, relating to the consolidated financial statements of ALJ Regional Holdings, Inc. and Subsidiaries, included in this Annual Report on Form 10-K for the year ended September 30, 2017.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

December 19, 2017

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